Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Stockholders and Board of Directors
Ceres Group, Inc.
      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-62657) pertaining to the Ceres Group, Inc. 401(k) Plan of our report dated March 4, 2003, except for Notes A and D as to which the date is March 31, 2003, with respect to the 2002 consolidated financial statements and schedules of Ceres Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

Ernst & Young LLP
Cleveland, Ohio
March 15, 2005